Exhibit 13.1

Introducing Growth - Resources, Assets, Safety, Stability (GRASS) Qualified Opportunity Zone Fund (QOZF), INC.

Contents June 2020 2 3 Vision Statement 4 Qualified Opportunity Zone Fund 5 QOZ Fund & Business Structure 6 Opportunity Zone Fund Investment 7 Investment Growth 8 Identified Needs and Opportunities 9 Silver Springs Regional Airport 10 Northern Nevada Industrial Complexes 11 Timing Diagram 12 Financials – The QOZ Business 20 Contact Information The material provide herein is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any interests in the Fund or any other securities.

Vision Statement Engage in high profit margin businesses aligned with our mission to support our National Security and those that defend our Freedom. Strategies: 1. Expand and develop existing aviation businesses. 2. Use opportunity zone advantages to maximize investment value. 3. Support jobs creation in the special economic zones. June 2020 3

Qualified Opportunity Zone Fund June 2020 4 GRASS QOZF, INC . provides economic development within a defined Opportunity Zone (OZ), Silver Springs, Reno, and Fernley in Nevada . • The Tax Cut and Jobs Act of 2017 enabled the creation of Qualified Opportunity Zones in all 50 states and territories. • These were established for the purpose of fostering economic development from the private sector . QOZ Funds can invest in and own OZ businesses . • The Funds have a number of rules and restrictions, but also have tremendous tax* advantages: – Tax deferral on present capital gains invested – Tax reduction on present capital gains invested – NO taxes on gains earned from a QOZ Fund if the investment is held for ten (10) years or more. *Consult a Tax Professional for Tax clarification and advice. • Silver Sprin gs

QOZ Fund & Business Structure June 2020 5

Opportunity Zone Fund Investment Opportunity Zone Fund and Business GRASS QOZF, INC . , is structured to own a Qualified Opportunity Zone Business (QOZB) which is a corporation and is not subject to the time restrictions of a Fund . This structure provides a liability firewall for investors in the GRASS fund while providing an influence firewall for QOZB to preclude outside influence of investment decisions . The QOZB facilitates the benefits and advantages for the Opportunity Zone Fund . The primary business of the QOZB is in concert with SAMSARG, INC . including expansion capability to invest in additional qualified businesses . The QOZB is currently focused on investing in OZ businesses such as SAMSARG, INC . , General Aviation Hangars, and Sierra Software Systems, INC . plus other potential OZ businesses that the Vetting Committee of the QOZB may wish to pursue . The initial funds for SAMSARG, INC . were raised through a private placement in August 2019 . The individuals who participated in the private placement were offered the first opportunity to participate in QOZF in September 2019 . Investment Opportunity Presently, the Fund is seeking new investors to facilitate completion of hangars for SAMSARG, INC . , General Aviation Hangars, and continuing development of cutting - edge configuration management software . This investment phase is looking to add $ 3 million dollars to fund these activities . A number of investors have expressed a strong interest in the Fund, based on revenue projections for its core businesses and their expansions . The QOZB anticipates growing its opportunity zone businesses with high margin revenue generated from operations . June 2020 6

Investment Growth June 2020 7 Aviation Business Activities Self - Protection Systems Principals of SAMSARG, INC. foresee a strong demand for the core business of installing and upgrading self - protection systems on military planes. Hangar Construction and Operation Investment in the Fund will also be used to develop and build hangars for both U . S . Military and General Aviation work on the Silver Springs Regional Airport . These hangars will be used for installing/upgrading systems on military planes, plus supporting the needs of General Aviation . The General Aviation Hangar business looks very promising based on long term leases on the Silver Springs Regional Airport and will be expanded based on demand . To keep up with demand, 10 - 15 hangars are anticipated over the next 10 years . Application Software Additionally, the Fund will invest in the Application Software business employing blockchain technology to facilitate and improve aircraft maintenance operations . We see this sector having explosive potential, and the software is anticipated to be in high demand for use by other aircraft maintenance providers as well .

Identified Needs and Opportunities June 2020 8 » The U . S . Congress allocated $ 2 . 4 B in 2019 to accomplish modifications to Government aircraft . SAMSARG, INC . is uniquely positioned and qualified to accomplish new installations/upgrades for self - protection systems for military planes . » A need for storage, maintenance, and repair for private jets at the Silver Springs Regional Airport has been identified due to its strategic location within 20 minutes of the Tahoe Reno Industrial Center (TRIC) . Potential is enormous for General Aviation Hangars to serve the needs of this rapidly expanding industrial area . » Software technology is rapidly developing and will be needed to supplement the military aircraft modification business, like SAMSARG, INC . Plans are underway to develop software applications that implement the blockchain algorithms to increase application robustness making it highly marketable to other companies . Very rapid growth is expected immediately .

Silver Springs Regional Airport June 2020 9

Northern Nevada Industrial Complexes • The Tahoe Reno Industrial Center (TRIC) and Northern Nevada Industrial Center (NNIC) are attracting cutting - edge future innovations. • Progressive Companies with vision are establishing a footprint at TRIC and NNIC. • Silver Springs Regional Airport is within 20 minutes of TRIC via USA Parkway. June 2020 10 • Silver Springs Regional Airport will become the future TRIC Air Logistics Hub. Northern Nevada Industrial Corridor

Timing Diagram June 2020 11

Financials – The QOZ Business June 2020 12 The following are forward - looking projections that are based on management’s beliefs, assumptions, current expectations, estimates, and the economy . Projections are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence . Actual results and outcomes may materially differ from what may be expressed or forecasted in such forward - looking projections . Furthermore, GRASS undertakes no obligation to update, amend or clarify forward - looking projections whether as a result of new information, future events or otherwise .

SAMSARG, INC. June 2020 13

Leadership Experience June 2020 14 The principals of SAMSARG, INC. have years of experience in this unique and very specialized area supporting military planes. Greg Johnson , Founder & Professional Engineer – 40+ years of experience on sensitive military & defense aerospace projects (US SECRET clearance) Arthur Griswold , Repair Station Manager – 30+ years working with the FAA, aviation and defense aerospace industries (US SECRET clearance) Rodney Johnson , Repair Station Owner, FAA certified Airframe & Power - plant mechanic with Inspection Authorization – 30+ years in the aviation industry

Financials – SAMSARG, INC. 15 SAMSARG, INC. Forecasted P&L Year 1 Year 2 Year 3 Year 4 Year 5 Planes/Month - 2 to 3 3 to 4 4 4 $ Revenues * Government Commercial - $ 6,090,000 $ 10,962,000 $ 14,387,625 $ 16,114,140 - - - - - Total Revenues - 6 , 090 , 00 0 10 , 962 , 00 0 14,387,625 16 , 114 , 14 0 Operating Expenses 1,945,005 1 , 387 , 37 0 2 , 342 , 03 3 2,568,543 2 , 790 , 20 8 EBITDA ( 1 , 945 , 005 ) 4 , 702 , 63 0 8 , 619 , 96 7 11,819,082 13 , 323 , 93 2 EBITDA Margin 77 . 2% 78 . 6% 82 . 1% 82 . 7 % Operating Expenses Wages 200 , 00 0 873 , 60 0 1 , 694 , 74 3 1,830,322 1 , 976 , 74 8 Utilities 3 , 00 0 3 , 60 0 6 , 00 0 6 , 12 0 6 , 24 2 Lease 49 , 00 5 32 , 67 0 21 , 78 0 21,780 16 , 33 5 Hangar Insurance - 120 , 00 0 121 , 20 0 122,412 123 , 63 6 Start - up Expenses 1,616,000 - - - - Benefits 20 , 00 0 129 , 50 0 195 , 00 0 240,000 290 , 00 0 Professional fees 15 , 00 0 30 , 00 0 33 , 00 0 36,300 39 , 93 0 Marketing - 10 , 00 0 11 , 50 0 13,225 15 , 20 9 T&E - 35 , 00 0 55 , 00 0 57,750 60 , 63 8 Health Insurance 20 , 00 0 100 , 00 0 150 , 00 0 186,000 206 , 00 0 Other Insurance 10 , 00 0 20 , 00 0 20 , 20 0 20,402 20 , 60 6 Resource Planning - 10 , 00 0 10 , 15 0 10,302 10 , 45 7 Training 12 , 00 0 23 , 00 0 23 , 46 0 23,929 24 , 40 8 June 2020

General Aviation Hangars June 2020 16

Financials – GA Hangars June 2020 17 GA Hangars Forecasted P&L 1st 6 months Year 2 Year 3 Year 4 Year 5 Jet Spaces(Hangars) 1 to 2 (1) 2 (1) 2 to 4 (2) 4 (2) 4 to 6 (3) Revenues Government $ - $ - $ - $ - $ - * Commercial 450,000 1,260,000 2,646,000 2,778,300 4,375,823 Total Revenues 450,000 1,260,000 2,646,000 2,778,300 4,375,823 Operating Expenses 2,141,165 168,955 2,292,725 186,716 2,444,308 EBITDA (1,691,165) 1,091,045 353,275 2,591,584 1,931,515 EBITDA Margin 86.6% 13.4% 93.3% 44.1% Operating Expenses M a n a g e m e n t 61,830 63,685 65,595 67,563 69,590 Utilities 3,000 3,600 6,000 6,120 6,242 Lease 16,335 32,670 21,780 21,780 16,335 Hangar Insurance 60,000 69,000 79,350 91,253 104,940 Hangar Cost 2,000,000 - 2,120,000 - 2,247,200 Marketing 2,390 2,438 2,487 2,536 2,587 Total Op Ex 2,143,555 171,393 2,295,212 189,252 2,446,895

Sierra Software Systems, INC. June 2020 18

Financials – Sierra Software Systems, INC. Licenses/Subscriptions Sierra Software Systems Forecasted P&L 1st 9 months Year 2 Year 3 357 / 1 , 40 9 531 / 2 , 71 3 1 , 547 / 806 0 Year 4 Year 5 4,281/2,2732 10,293/55,695 R e v e nu e s Government $ - $ - $ - $ - $ - * Commercial 344,656 678,811 2,025,523 5,740,320 14,136,073 Total Revenues 344,656 678,811 2,025,523 5,740,320 14,136,073 Operating Expenses 532,275 519,077 633,247 1,087,176 1,413,474 EBITDA ( 187 , 619 ) 159,734 1,392,276 4,653,144 12,722,599 EBITDA Margin 23 . 5% 68 . 7% 81 . 1% 90 . 0 % Operating Expenses Management 71 , 67 0 145,490 149,855 229,278 236 , 15 6 Staff 61 , 60 0 186,648 192,247 294,139 302 , 96 3 Marketing 12 , 00 0 12,360 25,091 25,844 52 , 46 2 Sales Force 84 , 96 0 172,469 263,877 535,671 819 , 57 6 Utilities 325 338 352 366 380 Lease 1 , 22 5 1,262 1 , 30 0 1 , 33 9 1 , 37 9 Insurance 495 510 525 541 557 S/W Develop Cost 300,000 - - - - Total Op Ex 532,275 519,077 633,247 1,087,176 1,413,474 June 2020 19

20 Contact Information - GRASS QOZF, INC. For questions about GRASS QOZF, INC.; Please contact: Greg Johnson at 617 - 406 - 9293 gjohnson@samsargaviation.com , or Don Harmer at 775 - 883 - 3711 dharmer@incorporationsolutions.com The material provided here is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any interests in the Fund or any other securities. June 2020 To obtain a copy of the Preliminary Offering Circular; Please go to: https://sec.report/Document/0001683168 - 20 - 001302/ Or write to: GRASS QOZF, INC. POC Request 204 West Spear Street #3861 Carson City, NV 89703